UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2009

Scripps Networks Interactive, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-34004	61-1551890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Walnut Street, Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 824-3200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 19, 2009, the Board of Directors, upon recommendation of the Nominating and Governance Committee, appointed Michael Costa as a member of the Board, effective as of that day. Mr. Costa fills a newly-added position on the Board and will be up for election at our annual shareholders meeting in 2009. As of the date of this report, Mr. Costa has not been named to any committee of the Board. Mr. Costa was not selected as a director pursuant to any arrangement or understanding with any other person, and does not have any reportable transactions under Item 404(a) of Regulation S-K.

Mr. Costa will receive the Company’s standard compensation applicable to nonemployee directors.

(e) On February 19, 2009, the Company amended certain executive compensation arrangements for its named executive officers. The amendments are summarized below:

Employment Agreement

The Board of Directors amended the employment agreement of Kenneth W. Lowe, the Company’s Chairman, President and Chief Executive Officer, to (i) extend the term from June 30, 2010 to June 30, 2011; and (ii) eliminate accelerated vesting of future time-based restricted share grants upon his “early retirement” or “normal retirement.”

Executive Change in Control Plan

The Board of Directors amended and restated the Executive Change in Control Plan to (i) revise the golden parachute tax gross-up provision, so that it applies to both single trigger benefits (e.g., accelerated vesting of equity awards) and double trigger benefits (e.g., cash severance under the plan); (ii) provide for a “modified gross-up” for the golden parachute excise and related taxes, so that the tax gross-up will be available only if the aggregate parachute value of all severance and other change in control payments to the executive exceeds 110% of the maximum amount that may be paid under Section 280G of the Internal Revenue Code without imposition of an excise tax; and (iii) add non-competition, non-disparagement and confidentiality restrictions to the plan.

Form of Award Agreements

The Compensation Committee of the Board of Directors approved the form of award agreements for grants of nonqualified stock options and performance-based restricted stock units under the Company’s 2008 Long-Term Incentive Plan.

The foregoing descriptions of the amendments and form of award agreements are only summaries. The full text of the amendments and form of award agreements are included as exhibits to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment No. 5 to Employment Agreement between the Company and Kenneth W. Lowe, effective February 19, 2009.

10.2	Scripps Networks Interactive, Inc. Executive Change in Control Plan (as amended and restated on February 19, 2009).

10.3	Form of Performance-Based Restricted Stock Unit Agreement.

10.4	Form of Nonqualified Stock Option Agreement.

99.1	Press release dated February 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

By:	/s/ Joseph G. NeCastro
Joseph G. NeCastro
Executive Vice President and Chief Financial Officer

Date: February 24, 2009